FORM OF AGREEMENT (AS OF FEBRUARY 2024)

Exhibit 10.9

BALCHEM CORPORATION
STOCK OPTION GRANT AGREEMENT

2017 Omnibus Incentive Plan

This STOCK OPTION GRANT AGREEMENT (the “Grant”), dated as of ________, is between BALCHEM CORPORATION, a Maryland corporation (the “Company”) and
                 (“Optionee”).

W I T N E S S E T H:

1.Grant of Options. Pursuant to the provisions of the Company’s 2017 Omnibus Incentive Plan, as the same may be amended from time to time (the “Plan”), the Company has on the date set forth on Exhibit A hereto (such date, the “Grant Date”) granted to Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company the number of shares of the Company’s common stock par value six and two-thirds cents ($0.06 2/3) per share (“Stock”) set forth in Exhibit A at the price per share set forth in Exhibit A (the stock options granted hereby being referred to as the “Option” or the “Options”). The Option is a non-qualified stock option. Any capitalized terms used in this Grant and not defined herein shall have the meanings set forth in the Plan. This grant of Options is subject to Optionee’s execution and delivery to the Company of a copy of this Grant.

2.Terms and Conditions. The term of the Option shall be for the period specified in Exhibit A. The Option shall vest and become exercisable on the date or dates set forth, or upon satisfaction of the conditions set forth, in Exhibit A, provided that (unless expressly provided otherwise in Section 4 hereof or in Exhibit A) Optionee is an employee of the Company or any other member of the Group on each such date. To the extent the Option has become exercisable, it may be exercised, prior to the end of the Option term, at any time in whole or in part and from time to time, subject to earlier termination as provided in Sections 3 and 4 of this Grant, unless otherwise expressly provided in Exhibit A. Unless otherwise provided in Exhibit A, the Option may not be exercised (a) as to fewer than 100 shares at any one time (or for the remaining shares then purchasable under the Option, if fewer than 100 shares), and (b) until fulfillment of any conditions precedent set forth in Section 7 hereof. The holder of any Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been issued and delivered to him or her after the exercise of the Option.

3.Termination of Employment. In the event that the employment of Optionee with the Company or other member of the Group terminates (other than by reason of (i) death, (ii) Disability (as such term is defined in Section 4 hereof), (iii) Retirement (as such term is defined in Section 4 hereof) on or after the first anniversary of the Grant Date, or (iv) for Cause), the Option shall be exercisable (to the extent that Optionee shall have been entitled to do so at the termination of his or her employment) at any time prior to the expiration of the period of sixty (60) days after such termination, but in no event later than the specified expiration date of the Option, except as may be expressly provided in Exhibit A. Notwithstanding anything herein to the contrary, in the event that the employment of Optionee is terminated for Cause, all vested and unvested portions of the Option shall be immediately forfeited by Optionee without any consideration.

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This Grant does not constitute an employment contract. Nothing in the Plan or in this Grant shall confer upon Optionee any right to continue to be employed by the Company or any other member of the Group for the length of any vesting schedule or for any portion thereof or for any other period of time, or interfere in any way with the right of the Company or any other member of the Group to terminate or otherwise modify the terms of Optionee’s employment; provided, that a change in Optionee’s duties or position shall not affect Optionee’s Option so long as Optionee is still an employee of the Company or any other member of the Group.

4.Death, Disability, or Retirement of Optionee or Change in Control.

(a)Death. If Optionee ceases to be employed by the Company and all other members of the Group by reason of his or her death, the vesting of the Option shall accelerate and the Option shall become fully exercisable upon such termination of employment and may be exercised by Optionee’s estate, personal representative or Beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Option or two (2) years after the date of Optionee’s death, except as may otherwise be provided in Exhibit A.

(b)Disability. If Optionee ceases to be employed by the Company and all other members of the Group by reason of his or her Disability, the Option shall continue to vest during the Optionee’s lifetime and become exercisable in accordance with the vesting schedule set forth in Exhibit A. Except as otherwise provided in Exhibit A, any unexercised portion of the Option may be exercised by Optionee (or in the event of death, by Optionee’s estate, personal representative or Beneficiary who has acquired the Option by will or by the laws of descent and distribution) prior to the later of (i) two (2) years after Optionee’s termination of employment or (ii) two (2) years after the vesting date of the Option, but in any case, not beyond the specified expiration date of the Option. For the purposes of the Grant, the term “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

(c)Retirement. If Optionee ceases to be employed by the Company and all members of the Group by reason of his or her Retirement on or after the first anniversary of the Grant Date, the Option shall continue to vest during the Optionee’s lifetime and become exercisable in accordance with the vesting schedule set forth in Exhibit A. Except as otherwise provided in Exhibit A, any unexercised portion of the Option may be exercised by Optionee (or in the event of death, by Optionee’s estate, personal representative or Beneficiary who has acquired the Option by will or by the laws of descent and distribution) prior to the later of (i) two (2) years after Optionee’s termination of employment or (ii) two (2) years after the vesting date of the Option, but in any case not beyond the specified expiration date of the Option. For the avoidance of doubt, if Optionee ceases to be employed by the Company and all members of the Group by reason of his or her Retirement prior to the first anniversary of the Grant Date, the Option shall immediately be forfeited by Optionee for no consideration. For purposes of this Agreement, the term “Retirement” shall mean termination of employment, with no less than one (1) year’s prior notice to the Company (unless otherwise agreed to by the Company), at a time when the sum of Grantee’s age and years of service is at least seventy (70), provided that Grantee has at least ten (10) years of service.

(d)Change in Control. The treatment of the Option in the event of a Change in Control (as defined in the Plan) shall be governed by the terms of the Plan.

5.Transferability of Option. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, except as, and then only to the extent, if any, provided in Exhibit A hereto or as subsequently approved by the Board or the Committee.

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6.Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares subject to the Option shall be correspondingly adjusted as provided in the Plan.

7.Conditions Precedent to Exercise of Option. In the event that the exercise of the Option or the issuance and delivery of the shares hereunder shall be subject to, or shall require, any prior exchange listing, prior approval of the stockholders of the Company, or other prior condition or act, pursuant to the applicable laws, regulations or policies of any stock exchange, federal or local government or its agencies or representatives, and/or pursuant to the Plan, then the Option shall not be deemed to be exercisable under this Grant until such condition is satisfied. The Company shall not be liable in any manner to Optionee or any other party for any failure or delay by the Company on its part to fulfill any such condition, and any such failure or delay shall not extend the term of the Option.

8.Methods of Exercising Option. Subject to the terms and conditions of this Grant, the Option may be exercised by delivering a signed, completed exercise notice in the form of Exhibit B hereto, as the same may be modified from time to time by determination of the Company in its discretion, to the Company, at its office at 5 Paragon Drive, Montvale, New Jersey 07645 or such other address as the Company may designate. Such notice shall (i) identify the Option to which it applies, (ii) state the election to exercise the Option, (iii) designate the number of shares in respect of which the Option is being exercised, and (iv) be signed by the person or persons so exercising the Option, and shall otherwise be in such form and substance as the Company may require. Such notice shall be accompanied by payment of the full purchase price of such shares. The Company shall deliver to Optionee, at such address as is provided in the notice, a certificate or certificates representing such shares as soon as practicable after the notice shall be received and all conditions to the exercise of the Option are fulfilled and satisfied. Payment of such purchase price shall be made (a) in United States dollars in cash or by check, or (b) through delivery of shares of Stock previously owned by Optionee for at least six months and having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) by any combination of the above. Notwithstanding the foregoing, Optionee may not pay any part of the exercise price hereof by transferring Stock to the Company if such Stock is not fully vested or is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be issued in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by Optionee and if Optionee shall so request in the notice exercising the Option, the certificate shall be issued in the name of Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. At the election of the Company, such certificate may bear such legends regarding the limited transferability of the shares under applicable securities laws as the Company may require. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

9.Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Stock shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Stock may be listed. No share of Stock shall be issued pursuant to the Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company

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and its counsel. Optionee understands that the Company is under no obligation to register the shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

10.Capital Changes and Business Successions. The Plan contains provisions covering the treatment of the Option in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, Optionee should not assume that the Option necessarily would survive the acquisition of the Company.

11.Withholding Taxes. Optionee shall be required to remit to the Company, and the Company shall have the right to deduct from any compensation payable to Optionee, the amount sufficient to satisfy any federal, state or local withholding tax liability in respect of the Options and to take all such other action as the Committee deems necessary to satisfy all obligations for payment of such withholding taxes. To the extent permitted by the Committee, and subject to any terms and conditions imposed by the Committee, Optionee may elect to have the Company’s withholding obligation for federal, state and local taxes, including payroll taxes, with respect to the Options satisfied (i) by having the Company withhold from the shares otherwise deliverable to Optionee shares of Stock having a value equal to the amount of such withholding obligation with respect to the Stock or (ii) by delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of shares of Stock otherwise deliverable be withheld and applied to satisfy the statutory withholding obligation with respect to the Options.

12.Terms of Plan Control. The Option granted hereunder is granted pursuant to the provisions of the Plan, a copy of which has been made available to Optionee, and are subject to the Plan in all respects. Nothing contained in this Grant shall in any way be deemed to alter or modify the provisions of the Plan and no act of the Company or its directors, officers or employees shall be deemed to be a waiver or modification of any provision of the Plan. The provisions of the Plan shall in all respects govern the Option. The Committee shall have authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan and this Grant; to prescribe, amend and rescind rules and regulations relating to the Plan and the Option; and to make all other determinations deemed necessary or advisable for the administration of the Plan or the Option. The Committee’s determination on the foregoing matters shall be conclusive.

13.Governing Law. This Grant shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles. The Company and the Optionee hereby (a) agree that any action, suit or other proceeding arising out of or based upon this Grant shall be brought in the courts of the State of Maryland or any federal court located in such state, and (b) irrevocably consent and submit to the exclusive jurisdiction of such courts for the purpose of any such action, suit or proceeding.

14.No Right as Shareholder. Optionee shall not have any rights as a shareholder with respect to any shares of Stock subject to the Option prior to the date of exercise of the Option.

15.Severability. The invalidity or unenforceability of any provision of this Grant shall not affect the validity or enforceability of any other provision of this Grant and each other provision of this Grant shall be severable and enforceable to the extent permitted by law.

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16.Pronouns. Whenever the context may require, any pronouns used in this Grant shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

17.Entire Agreement. This Grant and the documents and agreements referenced herein constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Grant.

18.Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, delivery by Federal Express or other recognized overnight delivery service or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, if to the Company at its executive offices and if to Optionee at the address shown beneath his or her signature to this Grant, or in either case at such other address or addresses as either party shall designate to the other in accordance with this Section.

19.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Option, any future options or other equity awards granted by the Company, whether under the Plan or otherwise, or any other Company securities by electronic means. By accepting this Option, whether electronically or otherwise, Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

20.Counterparts. This Grant may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

21.Data Privacy.

(a) Data Collection and Usage. The Company may collect, process and use certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Shares granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The Company, with its address at 5 Paragon Drive, Montvale, New Jersey 07645, acts as the data controller in respect of such Data and may be contacted at DataPrivacy@balchem.com.

For Optionees in the European Union / European Economic Area / Switzerland / United Kingdom (“EEA+”), the legal basis for the processing of Data is that it is necessary for the performance of the Company's contractual obligation to deliver shares (if the conditions of the Plan and the Award Agreement are satisfied) and, generally, for the Company’s legitimate interests to manage and administer Optionee's participation in the Plan.

(b)    Data Disclosures. The Company transfers Data to service providers which assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share Data with such other providers serving in a similar manner. Optionee may be asked to acknowledge or (where applicable) agree to separate terms and data processing practices with the service providers, with such agreement (where applicable) being a condition to the ability to participate in the Plan. The Company may also share Data: with its affiliates: with other businesses in connection with a

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substantial corporate transaction (such as a sale, merger, consolidation, initial public offering, or in the unlikely event of bankruptcy); in response to a subpoena, court order, legal process, law enforcement request, legal claim or government inquiry; to protect and defend the rights, interests, safety, and security of the Company, Optionee, or others; or for any other purposes disclosed to the Optionee at the time the Company collects the Data. The Company does not sell Data or share Data for cross-context behavioral / targeted advertising purposes.

(c)    International Data Transfers. The Company and its service providers are based in the United States, and Data may be transferred to the United States to administer the Plan as a result. Optionee’s country or jurisdiction may have different data privacy laws and protections than the United States, and the Company complies with applicable laws that may place certain restrictions on such transfers.

For Optionees in the EEA+, the Company implements appropriate safeguards in accordance with applicable law to ensure the protection of Data outside of the EEA+, including by implementing standard contractual clauses, for which Optionees based in the EEA+ may request a copy.

(d)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan, or as required to comply with applicable law, exercise or defense of legal rights, and for archiving, back-up and deletion processes. This may extend beyond Optionee’s period of employment with the Company or the Employer.

(e)    Data Subject Rights. Depending on where Optionee is based, and subject to applicable exceptions or exemptions, Optionee may have rights to access, correct, delete, restrict processing, or port their Data and lodge complaints with competent authorities in Optionee’s jurisdiction. Optionee or Optionee’s authorized agent may contact the Company at DataPrivacy@balchem.com to exercise such rights where applicable.

22.Compensation Recovery. The Options shall be subject to the provisions of any applicable compensation recovery policy contained in the Plan or implemented by the Company, including without limitation any compensation recovery policy adopted to comply with the requirements of applicable law, to the extent set forth in such compensation recovery policy.

23.Parachute Payments.

(a)    Optionee shall bear all expense of, and be solely responsible for, any excise tax imposed by Section 4999 of the Code (the “Excise Tax”); provided, however, that any payment or benefit received or to be received by Optionee (whether payable under the terms of this Agreement or any other plan, arrangement or agreement with the Company or any of its affiliates) (collectively, the “Payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax but only if, by reason of such reduction, the net after-tax benefit received by Optionee exceeds the net after-tax benefit that would be received by Optionee if no such reduction was made. If a reduction in payments or benefits constituting “parachute payments” is necessary under the preceding sentence, the reduction shall be made in the manner that results in the greatest economic benefit for Optionee.

(b)    The “net after-tax benefit” shall mean (i) the Payments that Optionee receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all federal,

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state and local income and employment taxes payable by Optionee with respect to the foregoing calculated at the highest marginal income tax rate for each year in which the foregoing shall be paid to Optionee (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of Excise Tax imposed with respect to the payments and benefits described in Section 23(a) above.

(c)    The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code shall perform the foregoing calculations. If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting such change in control, change of ownership or similar transaction, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder.

(d)    The independent registered public accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Optionee within thirty (30) calendar days after the date on which Optionee’s right to a Payment is triggered (if requested at that time by the Company or Optionee) or such other time as reasonably requested by the Company or Optionee. Any good faith determinations of the independent registered public accounting firm made hereunder shall be final, binding and conclusive upon the Company and Optionee.

IN WITNESS WHEREOF, the Company has caused this Grant to be executed by its duly authorized officer and Optionee has executed this Grant as of the date first written above.

BALCHEM CORPORATION

By: ____________________________________
                             Theodore L. Harris
                             Chairman, President and CEO

AGREED AND ACCEPTED:

________________________________
OPTIONEE:

Address: ________________________
________________________

     ________________________

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Exhibit A

Balchem Corporation
                                5 Paragon Drive
                                Montvale, NJ 07645

Notice of Grant of Stock Options

[Employee Name]
Participant ID: XXX-XX-XXXX
Dear [●],
Effective [insert date], you have been granted a non-qualified stock option (“Option”) to buy shares of Balchem Corporation (the “Company”) common stock par value six and two-thirds cents ($0.06 2/3) per share with the following parameters:
Plan Name: Balchem Corporation 2017 Omnibus Incentive Plan
Award Number: [●]
Shares Subject to Option Granted: [●]
Award Type: Non-Qualified Stock Option
Award Date: [●]
Award Price per Share: [●]
Vesting Schedule:

Shares        Vest Type        Vest Date
[●]        On Vest Date        [●]
[●]        On Vest Date        [●]
[●]        On Vest Date        [●]

By your signature and the Company’s signature below, you and the Company agree that these Options are granted under and governed by the terms and conditions of the Company’s 2017 Omnibus Incentive Plan, as the same may be amended from time to time, and the Stock Option Grant Agreement between you and the Company, which are attached and made a part of this Notice. This Notice may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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Appendix
to

Balchem Corporation
Stock Option Grant Agreement

Country-Specific Terms and Conditions

This Appendix includes special terms and conditions applicable to the Optionee if the Optionee primarily employed is in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Stock Option Grant Agreement. If the Optionee is a citizen or resident of a country other than the one in which he or she is currently primarily working, or if the Optionee transfers primary employment or residency to another country after the Option is granted, the Company, in its discretion but subject to applicable laws, will determine the extent to which the terms and conditions set forth in this Appendix will apply to the Optionee.

This Appendix also includes information relating to exchange control, foreign asset / account reporting requirements and other issues of which the Optionee should be aware with respect to his or her participation in the Plan. Such laws are often complex and change frequently. As a result, the Optionee should not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or the shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the Optionee’s particular situation. The Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Optionee is a citizen or resident of a country other than the one in which he or she is currently primarily working and/or residing, or if the Optionee transfers employment or residency to another country after the Option is granted, the information contained herein may not be applicable to the Optionee.

France

Option Not Tax-Qualified. The Option is not intended to be French tax-qualified.

Language Consent. In accepting the Option, the Optionee confirms having read and understood the documents relating to the Option (the Plan and the Award Agreement including this Appendix), which were provided in English. The Optionee accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant cette Attribution, le Optionee confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan, le Contrat d’Attribution incluant cette Annexe), qui ont été remis en langue anglaise. Le Optionee accepte les termes de ces documents en conséquence.

Foreign Asset/Account Reporting Information. The Opitonee is required to report any shares and foreign bank accounts, including accounts closed during the tax year, to the French tax

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authorities when filing his or her annual tax return on form Cerfa number 3916. This also applies to foreign accounts holding the allocated shares.

Germany

Exchange Control Information. The Optionee must report any cross-border payments in excess of €12,500 to the German Federal Bank (Bundesbank). The report must be filed electronically by the 5th day of the month following the month in which the payment occurred. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de). Optionee should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.

Sole Contractual Relationship. Optionee agrees that the Option is offered solely by the Company and not by any other member of the Group or entity that may be employing Optionee from time to time. Only the terms and conditions of the Plan and this Grant shall govern the Grant as well as the Option as a contractual relationship solely between Company and Optionee.

Language Consent. In accepting the Option, Optionee confirms having read and understood the documents relating to the Option (the Plan and the Award Agreement including this Appendix), which were provided in English. Optionee accepts the terms of those documents accordingly.

Einwilligung zur Sprache. Mit der Annahme der Option bestätigt der Teilnehmer, dass er die mit der Option zusammenhängenden Dokumente (den Plan und diese Zuteilungsvereinbarung einschließlich dieses Anhangs), die jeweils in englischer Sprache zur Verfügung gestellt wurden, gelesen und verstanden hat. Der Teilnehmer akzeptiert die Bedingungen dieser Dokumente entsprechend.

The Netherlands

Language Consent. In accepting the Option, Optionee confirms having read and understood the documents relating to the Option (the Plan and the Award Agreement including this Appendix), which were provided in English. Optionee accepts the terms of those documents accordingly.

Instemming taal. Met het accepteren van de Optie, bevestigt de Deelnemer dat hij/zij de documenten met betrekking tot de Optie (het Plan en de toekenningsovereenkomst inclusief deze Bijlage), die in het Engels zijn opgesteld, heeft gelezen en begrepen. De deelnemer aanvaardt de voorwaarden van deze documenten dienovereenkomstig.

Norway

Tax information: Optionees who acquire shares will be required to report certain information related to their holdings with their annual tax return. Optionee should consult with Optionee’s personal tax or legal advisor, as appropriate, regarding any reporting requirements with respect to any shares acquired upon settlement of their award.

Language Consent: In accepting the Option, Optionee confirms having read and understood the documents relating to the Options (the Plan and the Award Agreement including this Appendix), which were provided in English. Optionee accepts the terms of those documents accordingly.

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Språksamtykke: Ved å akseptere Opsjonen bekrefter Mottakeren å ha lest og forstått dokumentene knyttet til Opsjonen (planen og tildelingsavtalen, inkludert dette vedlegget), som er skrevet på engelsk. Mottakeren godtar vilkårene i disse dokumentene tilsvarende.

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